Exhibit 99.1

Quiksilver Announces Fiscal 2015 Second Quarter Financial Results

—Company Provides Updated Outlook for Fiscal 2015—

Huntington Beach, California, June 9, 2015—Quiksilver, Inc. (NYSE:ZQK; the “Company”) today announced financial results for its fiscal 2015 second quarter ended April 30, 2015.

Pierre Agnes, Chief Executive Officer, stated, “Our second quarter performance came in largely as expected with revenues adjusted for currencies and licensed categories essentially stabilized. We also reduced operating expenses, which allowed the Company to meet its EBITDA goal for the quarter on a constant currency basis. We are encouraged by customer feedback on our Spring ‘15 product offering across all brands. In addition, as our order book for the Fall ‘15 product line continues to develop, we are confident in our ability to drive revenue growth in the medium term. Overall, we are quite happy with our product lines.”

Mr. Agnes continued, “Currency exchange fluctuations are a major headwind this year, with a negative impact of roughly thirty million dollars to the initial EBITDA guidance for fiscal 2015. Also, we are still working on execution issues that are going to impact our business in the second half of this year, particularly in North America where sales and margins are affected by poor deliveries and an evolving distribution channel strategy. The Company had expected significant profit improvement in North America in the back half of the year when it provided guidance for fiscal 2015. We are still confident this improvement can be achieved, but not in that time period. We have a number of important steps underway that we believe will take our Company forward, including recommitting to our roots while at the same time enabling us to execute our business more effectively. We have reorganized the Company and have a tremendously talented team in place that is focused on delivering significant and sustainable EBITDA growth in 2016 and the following years.”

Please refer to the accompanying tables for a reconciliation of GAAP results from continuing operations to certain non-GAAP results from continuing operations, including pro-forma adjusted EBITDA; a definition of the Company’s emerging markets; and changes in net revenue on a constant currency continuing category basis, which adjusts prior period net revenues for changes in currency exchange rates and excludes prior period wholesale net revenues for product categories now licensed to third parties, as well as removes current period licensing net revenues for the same licensed product categories, in order to provide comparability of net revenues between periods.

Second Quarter Review:

The following comparisons refer to results of continuing operations for the second quarter of fiscal 2015 versus the second quarter of fiscal 2014.

Net revenues, as reported, were $333 million compared with $397 million. Net revenues were down 2%, or $5 million, on a constant currency continuing category basis.

•	Americas net revenues, as reported, were $160 million compared with $186 million. Americas net revenues were down 4%, or $6 million, on a constant currency continuing category basis.

Quiksilver, Inc. Reports Fiscal 2015 Second Quarter Financial Results

June 9, 2015

•	EMEA net revenues, as reported, were $116 million compared with $151 million. EMEA net revenues were down 3%, or $4 million, on a constant currency continuing category basis.

•	APAC net revenues, as reported, were $56 million compared with $60 million. APAC net revenues were up 7%, or $4 million, on a constant currency continuing category basis.

Net revenues from emerging markets, as reported, were $45 million compared with $51 million. Net revenues from emerging markets were up 10%, or $4 million, on a constant currency continuing category basis.

Gross margin decreased to 47.1% from 48.9%. The 180 basis point decline in gross margin reflects higher discounting and freight expenses due to late deliveries, and unfavorable currency exchange rates, mainly in Europe, partially offset by the favorable impact of a higher percentage of sales mix in direct to consumer channels.

SG&A expense decreased $33 million to $175 million from $208 million. The decrease was primarily driven by currency exchange rates, reduced bad debt and employee compensation expenses.

Pro-forma Adjusted EBITDA was $7 million compared with $13 million.

Net loss from continuing operations attributable to Quiksilver, Inc. was $38 million, or $0.22 per share, in the second quarter of each of fiscal 2015 and 2014.

Cash and availability on credit facilities at the end of the quarter was $118 million.

Q2 Net Revenue Highlights:

Net revenues from continuing operations by brand, sales channel and product group for the second quarter of fiscal 2015 compared with the second quarter of fiscal 2014 were as follows.

Brands:

•	Quiksilver net revenues, as reported, were $139 million compared with $167 million. Quiksilver net revenues were down 1%, or $1 million, on a constant currency continuing category basis;

•	Roxy net revenues, as reported, were $105 million compared with $120 million. Roxy net revenues were up 1%, or $1 million, on a constant currency continuing category basis;

•	DC net revenues, as reported, were $81 million compared with $103 million. DC net revenues were down 9%, or $8 million, on a constant currency continuing category basis.

Quiksilver, Inc. Reports Fiscal 2015 Second Quarter Financial Results

June 9, 2015

Distribution channels:

•	Wholesale net revenues, as reported, were $230 million compared with $286 million. Wholesale net revenues were down 4%, or $9 million, on a constant currency continuing category basis;

•	Retail net revenues, as reported, were $84 million compared with $90 million. Retail net revenues were up 6% on a constant currency continuing category basis. Same-store sales in company-owned retail stores decreased 3%. Company-owned retail stores totaled 719 at the end of the fiscal 2015 second quarter compared with 658 at the end of the fiscal 2014 second quarter;

•	E-commerce net revenues, as reported, were $16 million compared with $19 million. E-commerce net revenues were down 6%, or $1 million, on a constant currency continuing category basis.

Product groups:

•	Apparel and accessories net revenues, as reported, were $232 million compared with $283 million. Apparel and accessories net revenues were down 2%, or $5 million, on a constant currency continuing category basis;

•	Footwear net revenues were $101 million compared with $114 million. Footwear net revenues were flat on a constant currency continuing category basis.

Outlook:

Based on management’s current assessment of the business, the Company is rescinding its previously stated financial guidance for the fiscal year 2015. The Company may choose to reinstate the policy of providing forward guidance in the future, but will not be providing an outlook for fiscal 2015 at this time.

About Quiksilver:

Quiksilver, Inc., one of the world’s leading outdoor sports lifestyle companies, designs, produces and distributes branded apparel, footwear and accessories. The Company’s apparel and footwear brands, inspired by a passion for outdoor action sports, represent a casual lifestyle for young-minded people who connect with its boardriding culture and heritage. The Company’s Quiksilver, Roxy, and DC brands have authentic roots and heritage in surf, snow and skate. The Company’s products are sold in more than 100 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders shops and other company-owned retail stores, other specialty stores, select department stores and through various e-commerce channels. The Company’s corporate headquarters are in Huntington Beach, California.

Forward-looking statements:

This press release contains forward-looking statements including, but not limited to, statements regarding management’s expectations for the Company’s net revenues, and EBITDA in future periods. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. The Company undertakes no obligation to update these statements, which are made only as of the date of this press release. For the factors that could cause actual results to differ materially from expectations, please refer to the Company’s SEC filings and specifically the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

* * * * *

Quiksilver, Inc. Reports Fiscal 2015 Second Quarter Financial Results

June 9, 2015

NOTE: For further information about Quiksilver, Inc., please visit our website at www.quiksilverinc.com. We also invite you to explore our brand sites, www.quiksilver.com, www.roxy.com and www.dcshoes.com.

Contact:

Investors:

Jean Fontana

ICR, Inc.

646-277-1214

zqk@quiksilver.com

Media:

Julia Young

ICR, Inc.

646-277-1280

Julia.young@icrinc.com

FINANCIAL TABLES FOLLOW

Quiksilver, Inc. Reports Fiscal 2015 Second Quarter Financial Results

June 9, 2015

QUIKSILVER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Second quarter ended		First half ended
	April 30,		April 30,
	2015	2014	2015	2014
In thousands, except per share amounts
Revenues, net	$333,052	$396,941	$673,906	$791,851
Cost of goods sold	176,254	202,651	347,664	396,921

Gross profit	156,798	194,290	326,242	394,930

Selling, general and administrative expense	175,179	207,921	345,683	411,705
Asset impairments	703	4,583	958	5,466

Operating loss	(19,084)	(18,214)	(20,399)	(22,241)

Interest expense	18,040	19,222	36,442	38,642
Foreign currency (gain)/loss	(3,258)	887	(2,601)	3,715

Loss before provision/(benefit) for income taxes	(33,866)	(38,323)	(54,240)	(64,598)

Provision/(Benefit) for income taxes	3,728	(443)	1,644	(4,828)

Loss from continuing operations	(37,594)	(37,880)	(55,884)	(59,770)
(Loss)/income from discontinued operations, net of tax	—	(22,981)	6,732	14,636

Net loss	(37,594)	(60,861)	(49,152)	(45,134)
Less: net loss/(income) attributable to non-controlling interest	—	7,737	788	8,201

Net loss attributable to Quiksilver, Inc.	$(37,594)	$(53,124)	$(48,364)	$(36,933)

Loss per share from continuing operations attributable to Quiksilver, Inc.:
Basic	$(0.22)	$(0.22)	$(0.33)	$(0.35)
Diluted	$(0.22)	$(0.22)	$(0.33)	$(0.35)

(Loss)/income per share from discontinued operations attributable to Quiksilver, Inc.:
Basic	$—	$(0.09)	$0.04	$0.13
Diluted	$—	$(0.09)	$0.04	$0.13

Weighted average common shares outstanding:
Basic	171,343	170,475	171,188	170,105
Diluted	171,343	170,475	171,188	170,105

Amounts attributable to Quiksilver, Inc.:
Loss from continuing operations	$(37,594)	$(37,880)	$(55,884)	$(59,409)
(Loss)/income from discontinued operations, net of tax	—	(15,244)	7,520	22,476

Net loss	$(37,594)	$(53,124)	$(48,364)	$(36,933)

Quiksilver, Inc. Reports Fiscal 2015 Second Quarter Financial Results

June 9, 2015

QUIKSILVER, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	April 30, 2015	October 31, 2014
In thousands
ASSETS
Current Assets
Cash and cash equivalents	$48,078	$46,664
Restricted cash	4,449	4,687
Trade accounts receivable (net of allowance of $52,940 and $63,991, respectively)	251,947	311,014
Other receivables	42,800	40,847
Income taxes receivable	494	—
Inventories	291,248	284,517
Deferred income taxes	4,838	4,926
Prepaid expenses and other current assets	30,425	28,080
Current assets held for sale	—	20,265

Total Current Assets	674,279	741,000

Restricted cash	2,868	16,514
Fixed assets, net	189,673	213,768
Intangible assets, net	138,038	135,510
Goodwill	80,102	80,622
Other assets	39,450	47,086
Deferred income taxes - long-term	14,182	16,088
Non-current assets held for sale	—	5,394

TOTAL ASSETS	$1,138,592	$1,255,982

LIABILITIES AND EQUITY/(DEFICIT)
Current Liabilities
Lines of credit	$33,037	$32,929
Accounts payable	149,968	168,307
Accrued liabilities	105,446	112,701
Current portion of long-term debt	2,248	2,432
Income taxes payable	—	1,124
Deferred income taxes	19,167	19,628
Liabilities related to assets held for sale	—	13,266

Total Current Liabilities	309,866	350,387

Long-term debt, net of current portion	785,482	793,229
Other long-term liabilities	35,747	39,342
Deferred income taxes - long-term	22,130	16,790

Total Liabilities	1,153,225	1,199,748

Equity/(Deficit)
Common stock	1,743	1,741
Additional paid-in capital	591,656	589,032
Treasury stock	(6,778)	(6,778)
Accumulated deficit	(635,771)	(587,407)
Accumulated other comprehensive income	34,517	57,288

Total Quiksilver, Inc. Stockholders’ Equity/(Deficit)	(14,633)	53,876
Non-controlling interest	—	2,358

Total Equity/(Deficit)	(14,633)	56,234

TOTAL LIABILITIES AND EQUITY/(DEFICIT)	$1,138,592	$1,255,982

Quiksilver, Inc. Reports Fiscal 2015 Second Quarter Financial Results

June 9, 2015

QUIKSILVER, INC. AND SUBSIDIARIES

ADJUSTED EBITDA & PRO-FORMA ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Second quarter ended		First half ended
	April 30,		April 30,
	2015	2014	2015	2014
In thousands
Loss from continuing operations attributable to Quiksilver, Inc.	$(37,594)	$(37,880)	$(55,884)	$(59,409)
Provision/(benefit) for income taxes	3,728	(443)	1,644	(4,828)
Interest expense	18,040	19,222	36,442	38,642
Depreciation and amortization	9,701	14,273	20,452	24,818
Non-cash stock-based compensation expense	483	6,525	2,252	11,588
Non-cash asset impairments, net	703	4,583	958	5,466

Adjusted EBITDA	(4,939)	6,280	5,864	16,277

Restructuring and other special charges	11,648	6,382	10,948	12,830

Pro-forma Adjusted EBITDA	6,709	12,662	16,812	29,107

Definition of Adjusted EBITDA and Pro-forma Adjusted EBITDA:

Adjusted EBITDA is defined as net loss from continuing operations attributable to Quiksilver, Inc. before (i) interest expense, (ii) (benefit)/provision for income taxes, (iii) depreciation and amortization, (iv) non-cash stock-based compensation expense and (v) non-cash asset impairments. Pro-forma Adjusted EBITDA is defined as Adjusted EBITDA excluding restructuring and other special charges (including, but not limited to, reserves and other charges associated with restructuring activities, non-operating charges for gains and losses on lease exit activities, as well as severance and other employee termination costs as a result of downsizing and reorganization). Adjusted EBITDA and Pro-forma Adjusted EBITDA are not defined under generally accepted accounting principles (“GAAP”), and may not be comparable to similarly titled measures reported by other companies. We use Adjusted EBITDA and Pro-forma Adjusted EBITDA, along with other GAAP measures, as measures of profitability because Adjusted EBITDA and Pro-forma Adjusted EBITDA compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets, the accounting methods used to compute depreciation and amortization, the existence or timing of asset impairments, the effect of non-cash stock-based compensation expense and restructuring and other special charges. We believe EBITDA is useful to investors as it is a widely used measure of performance and the adjustments we make to EBITDA provide further clarity on our profitability. We remove the effect of non-cash stock-based compensation from our earnings which can vary based on share price, share price volatility and the expected life of the equity instruments we grant. In addition, this stock-based compensation expense does not result in cash payments by us. We remove the effect of asset impairments from Adjusted EBITDA for the same reason that we remove depreciation and amortization as it is part of the non-cash impact of our asset base. We also remove from Pro-forma Adjusted EBITDA the impact of certain reserves and charges associated with restructuring activities, non-operating charges for gains and losses on lease exit activities, as well as severance and other employee termination costs as these costs are not typically part of normal, day-to-day operations. Adjusted EBITDA and Pro-forma Adjusted EBITDA have limitations as profitability measures in that they do not include the interest expense on our debts, our provisions for income taxes, the effect of our expenditures for capital assets and certain intangible assets, the effect of non-cash stock-based compensation expense, the effect of asset impairments and the effect of restructuring and other special charges.

Definition of Emerging Markets:

The Company’s references to emerging markets in this press release refer to net revenues generated in Brazil, Mexico, Korea, China, Indonesia, Taiwan and Russia, collectively.

Quiksilver, Inc. Reports Fiscal 2015 Second Quarter Financial Results

June 9, 2015

CONSTANT CURRENCY CONTINUING CATEGORY NET REVENUE RECONCILIATION

We make reference to net revenues on a “constant currency continuing category” basis in order to provide additional comparable information with regard to changes in net revenues. Constant currency continuing category reporting provides valuable comparisons of net revenues as it adjusts for the effect of changes in foreign currency exchange rates and for the impact on our wholesale channel of transitioning certain product categories to a third-party licensing model. Constant currency is calculated by taking the average foreign currency exchange rate for the current period and applying that same rate to the comparable prior year period. Continuing category impacts are determined by removing the comparable prior period net revenues generated from product categories which are now licensed as well as removing current period licensing net revenues generated from those same licensed product categories.

The following table presents net revenues from continuing operations by segment, brand, channel and product group on both an as reported basis and a comparable constant currency continuing category basis for the second quarters ended April 30, 2015 and 2014 (in thousands):

	Fiscal 2015 Net Revenues As Reported (GAAP)	Less Fiscal 2015 Licensing Revenue from Licensed Product Categories	Fiscal 2015 Comparable Net Revenues (Non-GAAP)	Fiscal 2014 Net Revenues As Reported (GAAP)	Impact of Fiscal 2015 Foreign Exchange Rates on Fiscal 2014 Net Revenues	Less Fiscal 2014 Net Revenues from Licensed Product Categories	Fiscal 2014 Constant Currency Continuing Category Net Revenues (Non-GAAP)	%Δ Fiscal 2015 GAAP Net Revenues vs Fiscal 2014 GAAP Net Revenues	%Δ Fiscal 2015 Non- GAAP Net Revenues vs Fiscal 2014 Non- GAAP Net Revenues
By Region:
Americas	159,987	(1,226)	158,761	186,247	(7,316)	(14,202)	164,729	-14%	-4%
EMEA	115,792	—	115,792	150,884	(30,908)	(59)	119,917	-23%	-3%
APAC	56,276	—	56,276	59,721	(7,107)	(150)	52,464	-6%	7%
Corporate	997	—	997	89	(33)	—	56	1020%	1680%

	333,052	(1,226)	331,826	396,941	(45,364)	(14,411)	337,166	-16%	-2%

By Brand:
Quiksilver	138,701	(153)	138,548	166,643	(20,461)	(6,860)	139,322	-17%	-1%
Roxy	104,747	(970)	103,777	120,091	(12,338)	(5,353)	102,400	-13%	1%
DC	80,896	(103)	80,793	102,909	(11,506)	(2,198)	89,205	-21%	-9%
Other	8,708	—	8,708	7,298	(1,059)	—	6,239	19%	40%

	333,052	(1,226)	331,826	396,941	(45,364)	(14,411)	337,166	-16%	-2%

By Channel:
Wholesale	229,837	—	229,837	286,205	(33,413)	(14,411)	238,381	-20%	-4%
Retail	83,523	—	83,523	89,510	(10,516)	—	78,994	-7%	6%
E-commerce	16,149	—	16,149	18,551	(1,435)	—	17,116	-13%	-6%
Licensing/Royalties	3,543	(1,226)	2,317	2,675	—	—	2,675	32%	-13%

	333,052	(1,226)	331,826	396,941	(45,364)	(14,411)	337,166	-16%	-2%

By Product Group:
Apparel & Accessories	231,579	(1,226)	230,353	282,547	(32,605)	(14,411)	235,531	-18%	-2%
Footwear	101,473	—	101,473	114,394	(12,759)	—	101,635	-11%	0%

	333,052	(1,226)	331,826	396,941	(45,364)	(14,411)	337,166	-16%	-2%

The following table presents net revenues from continuing operations by segment, brand, channel and product group on both an as reported basis and a comparable constant currency continuing category basis for the first halves ended April 30, 2015 and 2014 (in thousands):

	Fiscal 2015 Net Revenues As Reported (GAAP)	Less Fiscal 2015 Licensing Revenue from Licensed Product Categories	Fiscal 2015 Comparable Net Revenues (Non-GAAP)	Fiscal 2014 Net Revenues As Reported (GAAP)	Impact of Fiscal 2015 Foreign Exchange Rates on Fiscal 2014 Net Revenues	Less Fiscal 2014 Net Revenues from Licensed Product Categories	Fiscal 2014 Constant Currency Continuing Category Net Revenues (Non-GAAP)	%Δ Fiscal 2015 GAAP Net Revenues vs Fiscal 2014 GAAP Net Revenues	%Δ Fiscal 2015 Non- GAAP Net Revenues vs Fiscal 2014 Non- GAAP Net Revenues
By Region:
Americas	307,754	(1,703)	306,051	361,710	(11,308)	(24,927)	325,475	-15%	-6%
EMEA	241,605	—	241,605	300,280	(51,127)	(123)	249,030	-20%	-3%
APAC	122,874	—	122,874	129,596	(12,686)	(215)	116,695	-5%	5%
Corporate	1,673	—	1,673	265	(50)	—	215	531%	678%

	673,906	(1,703)	672,203	791,851	(75,171)	(25,264)	691,416	-15%	-3%

By Brand:
Quiksilver	279,289	(223)	279,066	330,487	(33,264)	(12,382)	284,841	-15%	-2%
Roxy	205,164	(1,314)	203,850	238,118	(20,710)	(8,131)	209,277	-14%	-3%
DC	170,110	(166)	169,944	205,899	(19,121)	(4,751)	182,027	-17%	-7%
Other	19,343	—	19,343	17,347	(2,076)	—	15,271	12%	27%

	673,906	(1,703)	672,203	791,851	(75,171)	(25,264)	691,416	-15%	-3%

By Channel:
Wholesale	422,202	—	422,202	524,901	(50,082)	(25,264)	449,555	-20%	-6%
Retail	202,647	—	202,647	220,078	(22,432)	—	197,646	-8%	3%
E-commerce	42,810	—	42,810	42,025	(2,657)	—	39,368	2%	9%
Licensing/Royalties	6,247	(1,703)	4,544	4,847	—	—	4,847	29%	-6%

	673,906	(1,703)	672,203	791,851	(75,171)	(25,264)	691,416	-15%	-3%

By Product Group:
Apparel & Accessories	482,941	(1,703)	481,238	588,954	(57,022)	(25,264)	506,668	-18%	-5%
Footwear	190,965	—	190,965	202,897	(18,149)	—	184,748	-6%	3%

	673,906	(1,703)	672,203	791,851	(75,171)	(25,264)	691,416	-15%	-3%